UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2017

TRANSATLANTIC PETROLEUM LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-34574	None
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

16803 Dallas Parkway Dallas, Texas	75001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 220-4323

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

DenizBank Credit Facility and 2017 Term Loan. On August 23, 2016, the Turkish branch of TransAtlantic Exploration Mediterranean International Pty Ltd (“TEMI”), a subsidiary of TransAtlantic Petroleum Ltd. (the “Company”), entered into a general credit agreement (the “Credit Agreement”) with DenizBank, A.S. (the “Lender”). The Credit Agreement is a master agreement pursuant to which the Lender may make loans to TEMI from time to time pursuant to additional loan agreements.

On November 28, 2017, the Lender entered into an additional approximately $20.4 million term loan (the “2017 Term Loan”) with TEMI under the Credit Agreement. The 2017 Term Loan is in addition to the Company’s term loan currently outstanding with the Lender, as described in the Company’s previous periodic reports filed from time to time with the Securities and Exchange Commission. The Company will use the proceeds from the 2017 Term Loan for general corporate purposes, including launching a new a drilling program.

The 2017 Term Loan bears interest at a fixed rate of 6.0% (plus 0.3% for Banking and Insurance Transactions Tax per the Turkish government) per annum. The 2017 Term Loan has a grace period through July 2018 during which the 2017 Term Loan bears no interest and no payments are due. Thereafter, the 2017 Term Loan is payable in one monthly installment of approximately $1.4 million in July 2018, nine monthly installments of $1.2 million each through April 2019, five monthly installments of $1.0 million each through September 2019, one monthly installment of $1.2 million in October 2019, and two monthly installments of $1.0 million each through December 2019. The 2017 Term Loan matures in December 2019. Amounts repaid under the 2017 Term Loan may not be re-borrowed, and early repayments under the 2017 Term Loan are subject to early repayment fees.

The 2017 Term Loan is guaranteed by Petrogas Petrol Gaz ve Petrokimya Urunleri Insaat Sanayi ve Ticaret A.S. (“Petrogas”), Amity Oil International Pty Ltd (“Amity”), Talon Exploration, Ltd. (“Talon Exploration”), DMLP, Ltd. (“DMLP”), and TransAtlantic Turkey, Ltd. (“TransAtlantic Turkey”) (collectively, the “Guarantors”). Each of the Guarantors is a wholly-owned subsidiary of the Company.

The 2017 Term Loan contains standard prohibitions on the activities of TEMI as the borrower, including prohibitions on encumbering or creating restrictions or limitations on all or a part of its assets, revenues, or properties, giving guaranties or sureties, selling assets or transferring revenues, dissolving, liquidating, merging, or consolidating, incurring additional debt, paying dividends, making certain investments, undergoing a change of control, and other similar matters. In addition, the 2017 Term Loan prohibits Amity, Talon Exploration, DMLP, and Transatlantic Turkey from incurring additional debt. An event of default under the 2017 Term Loan includes, among other events, failure to pay principal or interest when due, breach of certain covenants, representations, warranties, and obligations, bankruptcy or insolvency, and the occurrence of a material adverse effect.

The 2017 Term Loan will be secured by a pledge of (i) the stock of TEMI, DMLP, TransAtlantic Turkey, and Talon Exploration, (ii) substantially all of the assets of TEMI, (iii) certain real estate owned by Petrogas, (iv) the Gundem real estate and Muratli real estate owned by Gundem Turizm Yatirim ve Isletmeleri A.S. (“Gundem”), (v) certain Diyarbakir real estate owned 80% by N. Malone Mitchell 3rd and 20% Selami Erdem Uras, and (vi) certain Ankara real estate owned 100% by Mr. Uras. In addition, TEMI will assign its Turkish collection accounts and its receivables from the sale of oil to the Lender as additional security for the 2017 Term Loan. Gundem is beneficially owned by Mr. Mitchell, his adult children, and Mr. Uras. Mr. Mitchell is the Company’s Chief Executive Officer and Chairman of the Board. Mr. Uras is the Company’s Vice President, Turkey. The Company is working with the Lender to enter into certain pledges and assignment agreements with the shareholders of Gundem, Mr. Mitchell, and Mr. Uras.

Pledge Fee Agreements. In connection with the pledge of the Ankara real estate to the Lender as collateral for the 2017 Term Loan, on November 28, 2017, the Company entered into a pledge fee agreement with Mr. Uras (the “Uras Pledge Fee Agreement”) pursuant to which the Company will pay

Mr. Uras a fee equal to 5% per annum of the collateral value of the Ankara real estate. Pursuant to the Uras Pledge Fee Agreement, the Ankara real estate has a deemed collateral value of $5.2 million.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading DenizBank Credit Facility and 2017 Term Loan is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 29, 2017, the Company issued a press release announcing the launch of a new drilling program, its entry into the 2017 Term Loan and the Uras Pledge Fee Agreement, and the decision to pay the upcoming quarterly dividends on the Company’s 12.0% Series A Convertible Redeemable Preferred Shares in cash.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to Item 7.01 of this Current Report on Form 8-K in such a filing.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release, dated November 29, 2017, issued by TransAtlantic Petroleum Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 29, 2017

TRANSATLANTIC PETROLEUM LTD.

		By:	/s/ Chad D. Burkhardt
Chad D. Burkhardt
Vice President, General Counsel and Corporate Secretary